Exhibit 10.3

SEVERANCE AGREEMENT

February 3, 2023

PERSONAL AND CONFIDENTIAL

BY EMAIL

Neela Paykel

Dear Neela:

The purpose of this Severance Agreement (the “Severance Agreement”) is to set forth the terms of your separation from Hyperfine, Inc. (the “Company”). Payment of the Separation Pay described below is contingent on your agreement to and compliance with the terms of this Severance Agreement. Neither this offer to you nor the Company’s entering into this Severance Agreement shall constitute an admission by the Company.

1.	Separation of Employment.

(a) Your employment with the Company ended on December 9, 2022 (the “Termination Date”). By law, and regardless of whether you sign this Severance Agreement, you received, on the Termination Date, payment for all earned but unpaid wages and accrued unused PTO earned through December 9, 2022, less the usual payroll deductions. In addition, and regardless of whether you sign this Severance Agreement, any expenses that you have properly incurred but that have not been reimbursed as of the Termination Date will be paid, provided you submit the required documentation by December 31, 2022.

(b) If you sign this Severance Agreement, comply fully with its terms, and timely and properly elect continuation coverage under the Company’s group health plan through the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay for the Company portion of your regular premium until the earlier of (i) six months after the Termination Date; or (ii) the date you become eligible for health benefits through another employer or otherwise become ineligible for COBRA. From then on, or if you choose not to sign this Severance Agreement, you can continue coverage under COBRA as applicable, but you will pay the entire premium without Company contribution for the remainder of the applicable continuation period. You will receive your COBRA notice under separate cover. If you do not elect COBRA, your health insurance will cease on December 31, 2022.

(c) The Company will not contest any application you may make for unemployment benefits after the Termination Date. You may apply for unemployment benefits directly from the through this website: https://edd.ca.gov/Unemployment/Filing_a_Claim.htm.

2.	Separation Pay.

(a) In exchange for the mutual promises set forth in this Severance Agreement, the Company agrees to pay you Separation Pay equivalent to $195,000, which will be subject to all usual payroll deductions, and subject to the conditions set forth in this Severance Agreement (including but not limited to those set forth in Section 3). The Company will pay you the Separation Pay in a lump sum in the first payroll period after the Effective Date of this Severance Agreement (as that term is defined below).

(b) The Company has agreed, and the Compensation Committee of the Board of Directors has approved, that, as additional consideration for you signing this Severance Agreement, your options and RSUs that would have vested through March 31, 2023 (28,999 additional options and 15,938 additional RSUs) shall fully vest and accelerate as of the Effective Date of this Severance Agreement. The accelerated options and RSU’s are granted on the same terms and conditions as previously issued to you under your Participant’s Option Agreements and RSU Agreements. Also as additional consideration for signing this Severance Agreement, the time allotted for you to exercise all vested options will be extended through June 30, 2024. If you do not sign this Severance Agreement: (i) any vested options must be exercised within three months of the Termination Date under the Company’s Equity Incentive Plan; and (ii) to the extent any options and RSUs are not vested as of the Termination Date, such options and RSUs shall be forfeited and will not vest.

(c) You acknowledge and agree that the Separation Pay referred to in this Severance Agreement is not otherwise due or owing to you under any Company employment agreement (oral or written) or Company policy or practice absent your execution of this Severance Agreement. You also agree that the Separation Pay to be provided to you is not intended to and does not constitute a separation plan and does not confer a benefit on anyone other than you. You further acknowledge that except for the specific financial consideration set forth in this Severance Agreement, you are not now and shall not in the future be entitled to any other compensation from the Company including, without limitation, other wages, commissions, bonuses, vacation pay, holiday pay, paid time off or any other form of compensation or benefit.

3.	Employee Covenants.

(a) You acknowledge that as of the date you execute this Severance Agreement (the “Execution Date”), you have not filed any complaints, claims, charges, actions, grievances, or arbitrations against the Company1 or otherwise contacted any U.S. federal, state or local governmental agency or commission that has applicable jurisdiction to regulate the Company (each a “Government Agency”) regarding the Company.

(b) You agree that, no later than ten business days after the Termination Date, you will return to the Company all Company documents (whether in hard copy or electronic form and any copies thereof) and property (including, without limitation, all cell phones, laptops and other company equipment), and that you shall abide by the provisions of the Confidential and Intellectual Property Agreement you executed as of April 21, 2022 the terms of which shall survive the signing of this Severance Agreement. Further, you agree that you will abide by any and all common law and/or statutory obligations relating to protection and non-disclosure of the Company’s trade secrets and/or confidential and proprietary documents and information. You shall not be deemed

[1]

For purposes of Sections 3 and 4, the term “Company” includes Hyperfine, Inc. and any of its divisions, affiliates (which means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company), subsidiaries and all other related entities and its and their former and current directors, officers, employees, agents, successors and assigns.

to be in breach of this confidentiality provision (i) in the event such information is already in the public domain, (ii) in the event that you are required to disclose confidential information in connection with a judicial or special proceeding or pursuant to court order, (iii) if you share this information with any Government Agency or participate in a government investigation, or (iv) if you obtain the Company’s prior written permission to disclose such information. Also, notwithstanding any provision of this Severance Agreement prohibiting the disclosure of trade secrets or other confidential information, you may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (1) in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney, and (2) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if you file a lawsuit or other court proceeding against the Company for retaliating against you for reporting a suspected violation of law, you may disclose the trade secret to the attorney representing you and use the trade secret in the court proceeding, if you file any document containing the trade secret under seal and do not disclose the trade secret, except pursuant to court order.

(c) You agree that all information relating in any way to this Severance Agreement, including the terms and amount of financial consideration provided for in this Severance Agreement, shall be held confidential by you and shall not be publicized or disclosed to any person (other than an immediate family member, legal counsel or financial advisor, provided that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or Government Agency (except as mandated by state or federal law), except that nothing in this paragraph shall prohibit you from participating in an investigation with a state or federal agency if requested by the agency to do so. In addition, pursuant to S.B. 331, nothing in this Severance Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

(d) You agree that you shall not make any statements that are professionally or personally disparaging about, or adverse to, the interests of the Company and all other related entities and subsidiaries and their former or current officers, directors, employees, and consultants including, but not limited to, any statements that disparage any person, product, service, finances, financial condition, capability, or any other aspect of the business of the Company, and that you will not engage in any conduct which could reasonably be expected to harm professionally or personally the business or reputation of the Company and all other related entities and subsidiaries and their former or current officers, directors, employees, and consultants.

(e) You agree that certain matters in which you have been involved during your employment may require your cooperation with the Company in the future. Included with this covenant of cooperation, you will make yourself reasonably available to the Company or its lawyers regarding any claims, disputes, negotiations, patent applications, investigations, or lawsuits involving the Company or its affiliates, and to reasonably cooperate with the Company in connection with any such matters, including by providing truthful declarations, statements, or testimony. Reasonable cooperation shall include, without limitation, promptly responding to any Company inquires, providing testimony, providing assistance to authorized Company representatives and outside counsel in preparation for trial, hearing, arbitration, mediation, or any other proceeding or investigation.

(f) You agree that by entering into this Severance Agreement, the Company is not admitting to and specifically denies any wrongdoing or violation of any law, and further, the Company by agreeing to provide you the Separation Pay is not admitting any liability and specifically denies any liability or that you suffered any damages.

(g) You acknowledge that as of the Execution Date you have received all leave to which you are entitled under any applicable Federal or state law, and you have been paid in full for all wages and compensation.

4.	Your Release of Claims.

(a) You hereby agree and acknowledge that by signing this Severance Agreement and accepting the Separation Pay, and for other good and valuable consideration, you are waiving your right to assert any and all forms of legal claims against the Company of any kind whatsoever, whether known or unknown, arising from the beginning of time through the Execution Date. Except as set forth below, your waiver and release herein is intended to bar any form of the legal claim, complaint, or any other form of action by you, including but not limited to a class or collective action, whether you seek to participate as a party plaintiff or as a class member (each a “Claim” and jointly referred to as “Claims”) against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages, or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees, and any other costs) against the Company, for any alleged action, inaction or circumstance existing or arising through the Execution Date.

(b) Without limiting the foregoing general waiver and release, you specifically waive and release the Company from any Claim arising from or related to your prior employment relationship with the Company or the termination thereof, including, without limitation:

**

Claims under any local, state, or federal discrimination, fair employment practices, or other employment-related statutes, regulation, or executive order (as they may have been amended through the Execution Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the federal Age Discrimination in Employment Act, Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Genetic Information Nondiscrimination Act of 2008, the Employee Retirement Income Security Act of 1974, COBRA, the California Fair Employment and Housing Act, the California Labor Code, the California Constitution, the California Family Rights Act, and any similar Federal, state, or local statute.

**

Claims under any other local, state, or federal employment-related statute, regulation, or executive order (as they may have been amended through the Execution Date) relating to any other terms and conditions of employment.

**

Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

**	Any other Claim arising under local, state, or federal law.

(c) Section 1542 of the Civil Code of the State of California (“Section 1542”) provides, generally, that a release does not extend to unknown claims. Specifically, Section 1542 of the Civil Code of the State of California states:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

(d) Notwithstanding the provisions of Section 1542 and for the purpose of implementing a full and complete release, you expressly acknowledge and agree that this Severance Agreement releases all claims existing or arising prior to your execution of this Severance Agreement which you have or may have against the Company, whether the claims are known or unknown and suspected or unsuspected by you and you forever waive all inquiries and investigations into any and all of these claims.

(e) Notwithstanding the foregoing, this paragraph does not release the Company from any obligation expressly set forth in this Severance Agreement. Further, your waivers and releases in this Severance Agreement do not apply to any claims that cannot be waived or released as a matter of law under applicable, federal, state, or local laws, including without limitation unemployment and workers’ compensation claims or entitlement to indemnity or claims to receive any governmental bounties. However, you acknowledge and agree that you do not have any work-related injuries or occupational diseases. You acknowledge and agree that, but for providing this waiver and release, you would not be receiving the economic benefits being provided to you under the terms of this Severance Agreement.

(f) It is the Company’s desire and intent to make certain that you fully understand the provisions and effects of this Severance Agreement. To that end, you have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Severance Agreement and you did engage counsel. Also, because you are over the age of 40, and consistent with the provisions of the Age Discrimination in Employment Act, which prohibits discrimination on the basis of age, you acknowledge that:

(a) the Company provided you with forty-five (45) days in which to consider and accept the terms of this Severance Agreement when it provided the Severance Agreement to you on December 5, 2022; (b) any modifications to this Severance Agreement since that date do not restart the 45-day period as such modifications are not material; (c) you have had sufficient time to review this Severance Agreement before the end of the Review Period. In addition, you may rescind your assent to this Severance Agreement if, within seven (7) days after you sign this Severance Agreement, you deliver by hand or send by email (with a confirmation from the recipient of receipt) a notice of rescission to the undersigned. The eighth day following your signing of this Severance Agreement without rescission is the “Effective Date” of this Severance Agreement. In addition, because you are being terminated with a group of other Company employees in connection with a reduction in the number of Company executives, attached to this Severance Agreement as Attachment A is a schedule listing the positions and ages of all executives being retained with the Company and those executives being terminated.

(g) Notwithstanding the foregoing, nothing in this Severance Agreement, including the release contained in this Severance Agreement shall: (i) prohibit or restrict you from filing or limit your ability to file a charge or complaint with the Equal Employment Opportunity Commission or a state or local equivalent, or any other Government Agency, (ii) prohibit or restrict you from communicating with, providing documents or other relevant information to or otherwise cooperating with, or limit your ability to communicate with, provide documents or other relevant information to or otherwise to cooperate with, any Government Agency, including, but not limited to, responding to any inquiry from such authority, including an inquiry about the existence of this Severance Agreement, its release or its underlying facts, (iii) limit your right to receive an award for information provided to any Government Agency, or (iv) require you to notify the Company of your communications with or inquiries from any Government Agency. To the maximum extent permitted by law, however, nothing in this release or this Severance Agreement shall be deemed to limit the Company’s right to seek immediate dismissal of a charge or complaint on the basis that your signing of this Severance Agreement constitutes a full release of any Claims, including Claims of discrimination, or to seek restitution to the extent permitted by law of the economic benefits provided to you under this Severance Agreement in the event that you successfully challenge the validity of this release, provided, however, that you retain the right to receive, and the Company shall not seek restitution of, an award for information lawfully provided to a Governmental Agency.

5.	Entire Agreement/Modification/Waiver/Choice of Law/ Venue/Enforceability.

(a) You acknowledge and agree that this Severance Agreement supersedes any and all prior or contemporaneous oral and/or written agreements between you and the Company, and sets forth the entire agreement between you and the Company. No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by the parties hereto. The failure of the Company to seek enforcement of any provision of this Severance Agreement in any instance or for any period of time shall not be construed as a waiver of such provision or of the Company’s right to seek enforcement of such provision in the future. This Severance Agreement shall be deemed to have been made in the State of California and shall be construed in accordance with the laws of that state without giving effect to conflict of law principles. The provisions of this Severance Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full, provided, however, that if any or all of the release in Section 4 is held unenforceable, this Severance Agreement shall be deemed null and void.

(b) By executing this Severance Agreement, you are acknowledging that: (1) you have carefully read and understand the terms and effects of this Severance Agreement, including Section 4 entitled Your Release of Claims; (2) you understand that the Your Release of Claims in Section 4 is legally binding and by signing this Severance Agreement, you give up certain rights, including your right to bring age related discrimination claims; (3) you have been afforded sufficient time to understand the terms and effects of this Severance Agreement; (4) your agreements and obligations hereunder are made voluntarily, knowingly, and without duress; and (5) neither the Company nor its agents or representatives have made any representations inconsistent with the provisions of this Severance Agreement.

The offers in this Severance Agreement will remain open until February 6, 2023 at 4 p.m. (which is at least 45 days after you receive this Severance Agreement). The date you sign and return this Severance Agreement to the Company is the “Execution Date.”

Confirmed, Agreed and Acknowledged:

Hyperfine, Inc.

/s/ Neela Paykel	By:	/s/ Maria Sainz
Neela Paykel	Its:	President & CEO

Dated: 02/06/2023	Dated:	02/06/2023